Exhibit 10.3

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(C)(10)(IV) OF REGULATION S-K ON THE BASIS THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL AND THE OMITTED INFORMATION IS NOT MATERIAL. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***].

August 28, 2024

Thomas W. Farley

215 Sullivan Street THB

New York, New York 10012

Re: Retention Agreement

Dear Tom,

This letter agreement (“Agreement”) is between Bullish US LLC, a Delaware limited liability company, its successors and assigns (collectively, the “Company”) and Thomas W. Farley (“Executive”). The Company has determined that Executive plays a critical role in the operations and success of the Company and that appropriate steps should be taken to reinforce and encourage Executive’s continued employment with the Company. Therefore, the Company agrees to provide Executive with a retention bonus in order to encourage Executive to continue Executive’s employment with the Company, subject to the terms and conditions stated below.

Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain Executive as an employee and does not supersede that certain Employment Agreement, dated as of May 24, 2023, by and between the Company and Executive (the “Employment Agreement”).

1.	PAYMENT; REPAYMENT OBLIGATION.

a.	Payment of Retention Bonus. If Executive (i) executes and returns this Agreement to the Company and (ii) continues to comply with Executive’s obligations under the Employment Agreement, Executive will be paid a lump sum cash payment of $2,370,795.12 (the “Retention Bonus”), subject to the terms and conditions described in this Agreement (including the repayment obligation set forth in subsection (b) below), and less applicable taxes and withholdings. The Retention Bonus will be granted and/or payable to Executive as soon as reasonably practicable following the date of this Agreement (the “Grant Date”) and in no event longer than 30 days following the Grant Date; provided that, if any of the events set forth in clauses (i) through (iii) of Section 2b. occur prior to the date on which the Retention Bonus is paid to Executive, then no portion of the Retention Bonus shall be paid and the Company shall cease to have any further obligations under this Agreement.

b.	Retention Obligation. In the event that (i) Executive resigns employment with the Company other than on account of Executive’s death or Disability (as defined in the Employment Agreement), (ii) Executive breaches any material obligation pursuant to the Employment Agreement, or (iii) the Company terminates the employment of Executive for Cause (as defined in the Employment Agreement), in each case, prior to the retention date set forth in the first column of the following table, Executive shall be required to pay the portion of the Retention Bonus (net of any applicable taxes that Executive has previously paid with respect to such portion) set forth in the second column of the following table:

Retention Date	Portion of Retention Bonus Subject to Executive’s Repayment Obligation
June 5, 2025	100%
June 5, 2026	67%
June 5, 2027	33%

c.	Acknowledgements. The Company and Executive acknowledge and agree that no portion of the Retention Bonus will be subject to the foregoing repayment obligation (i) if Executive’s employment is terminated by the Company without Cause at any time or (ii) Executive remains employed through the third anniversary of the Grant Date and Executive’s employment is terminated thereafter for any reason.

2.	Tax Withholding. All payments under this Agreement are subject to applicable tax withholding. For the avoidance of doubt, in the event Executive becomes obligated to repay any portion of the Retention Bonus in accordance with Section 2b., such amount shall be repaid on an after-tax basis.

3.	Section 409A. This Agreement is intended to comply with, or be exempt from, section 409A of the Internal Revenue Code of 1986, as amended, and its corresponding regulations (“Section 409A”). In no event may Executive, directly or indirectly, designate the calendar year of a payment. If any amounts payable under this Agreement would be subject to any penalty tax by reason of the application of Section 409A, the Company will use commercially reasonable efforts to take such reasonable steps as it may determine to be necessary or desirable to ensure that such amounts are not subject to such penalty tax. However, any such tax under Section 409A is ultimately Executive’s responsibility.

4.	Entire Agreement, Amendments and Waiver. This Agreement constitutes the entire agreement between the Company and Executive concerning its subject matter and it supersedes all prior oral and written agreements, arrangements, understandings, warranties, representations, and statements between the parties concerning its subject matter; provided that the Employment Agreement and any prior restrictive covenant, non-disclosure agreement or confidentiality agreement is still in full force and effect. This Agreement may be amended only by agreement of the parties set forth in writing.

5.	Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, excluding any conflict-of-law rule or principle that might refer to the laws of another jurisdiction. Any disputes under this Agreement will be adjudicated according to the dispute resolution provisions of Article IX of the Employment Agreement.

6.	Miscellaneous.

a.	Executive’s rights and interests under this Agreement may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in an event of Executive’s death), including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and Executive’s rights or interests under this Agreement shall not be subject to any obligation or liability of other than any obligations or liabilities owed by Executive to the Company.

b.	This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement. Delivery of an executed counterpart of this Agreement by .pdf, DocuSign or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

c.	Any notices delivered under this Agreement shall be delivered pursuant to the Notice provisions of the Employment Agreement.

[signature page follows]

If this letter correctly sets forth our agreement on the subject matter hereof, please sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

Very truly yours,

BULLISH US LLC

[***]

By:	[***]
Title:	[***]

[***]

By:	[***]
Title:	[***]

AGREED AND ACKNOWLEDGED:

[***]

Thomas W. Farley